Exhibit 10.8

NaturalNano, Inc.
NaturalNano Research, Inc.
15 Schoen Place
Pittsford, New York 14534-2025

November 30, 2009

Platinum Long Term Growth IV, LLC
152 West 57th Street, 54th Floor
New York, New York 10019

Platinum Advisors LLC
152 West 57th Street, 54th Floor
New York, New York 10019

Longview Special Finance Inc.
Trident Chambers
P.O.Box 146
Road Town, Tortola,
British Virgin Islands

Ladies and Gentlemen:

NaturalNano, Inc. (the “Company”) is requesting the Senior Creditors’ consent to the issuance by the Company of a subordinate convertible promissory note in the aggregate principal amount of $225,000 (the “Junior Note”), convertible (subject to adjustment) at a conversion price of $.005 per share of Common Stock of the Company.  The Junior Note, and any agreements entered into in connection with the Note, shall provide that the Note shall be expressly subordinate, in right of payment and security, to all indebtedness of the Company (the “Senior Debt”) to Platinum Long Term Growth IV, LLC, Longview Special Finance Inc. and Platinum Advisors LLC (collectively, the “Senior Creditors”).  In connection with the issuance of the Junior Note, the Company is also issuing a Common Stock Purchase Warrant (the “Warrant”) to purchase 45,000,000 shares of the Company’s Common Stock at an initial exercise price of $.025 per share (subject to adjustment).

The Company covenants and agrees with the Senior Creditors that (i) it will not make, and will not permit any subsidiary to make, directly or indirectly, any payment in respect of the Junior Note or the Warrant (other than conversion or exercise of the same into Common Stock of the Company), whether in respect of principal, interest, redemption price or otherwise, until payment in full of the Senior Debt, whether or not the Senior Debt is then due and payable, or whether or not the Senior Creditors have agreed to forbear their remedies in respect thereof, (ii) the Junior Note shall provide that it is subordinate to the Senior Debt with respect to payment and security and (iii) any agreement purporting to grant to the holders of the Junior Note any lien on assets of the Company shall provide that the exercise of remedies with respect to such assets shall provide for the prior payment in full of all Senior Debt.  It is further agreed to by the Company that any default or event of default pursuant to the Junior Note shall be deemed to constitute a default or Event of Default under the Senior Debt and shall automatically terminate any forbearance of the Senior Creditors’ rights to enforce the provisions of the Senior Debt and related agreements.  In no event shall any consent hereunder be deemed to waive any conversion price or exercise price adjustment that may triggered upon the issuance, exercise or conversion of the Junior Note and the Warrant under any warrants or convertible securities held by the Senior Creditors, including the Senior Debt and the warrant issued in connection therewith.

Very truly yours, NATURALNANO, INC.

By:	/s/ James Wemett
	Name:	James Wemett
	Title:	Acting CEO

Accepted and agreed to this
30th day of November, 2009 by:

PLATINUM LONG TERM GROWTH IV, LLC

By:	/s/ Mark Nordlicht
	Name:	Mark Nordlicht
	Title:	G.M.

PLATINUM ADVISORS LLC

By:	/s/ Mark Nordlicht
	Name:	Mark Nordlicht
	Title:	G.M.

LONGVIEW SPECIAL FINANCE INC.

By:	/s/ Francois [illegible]
	Name:	Francois [illegible]
	Title:	Director